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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             ESCALADE, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     previously. Identify the previous filing by registration statement number,
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     (4) Date Filed:______________________

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                             ESCALADE, INCORPORATED
                                251 Wedcor Avenue
                              Wabash, Indiana 46992

                        2006 Annual Stockholders' Meeting
                          Supplement to Proxy Statement

Dear Stockholder:

         On April 19, 2006, C.W. (Bill) Reed informed the Board of Directors of Escalade, Incorporated of his intent to retire from all positions with Escalade, its subsidiaries and affiliates, effective July 17, 2006. In anticipation of his retirement and to facilitate the management transition, Mr. Reed retired as Escalade's President and Chief Executive Officer and as a member of its Board of Directors, effective April 19, 2006. Mr. Reed also withdrew his proposed nomination to be elected as a director of Escalade at Escalade's Annual Meeting of Stockholders to be held on April 22, 2006.

         Upon Mr. Reed's retirement as a director of Escalade, Escalade's Board of Directors reduced the size of the Board to six directors as permitted pursuant to the terms of its Bylaws, effective immediately. Because Mr. Reed will not be nominated for election as a director at the Annual Meeting, only the nominees named in Escalade's proxy statement other than Mr. Reed will be nominated for election as directors at the Annual Meeting. The size of the Board of Directors will remain at six members following the Annual Meeting until such later time as the Board may determine. The Board has named Robert E. Griffin, Blaine E. Matthews, Jr. and Keith P. Williams as proxy holders for Escalade, or any of them, each with power of substitution, with the power to vote all proxies solicited pursuant to Escalade's definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on March 14, 2006.

         Any stockholder of record who may desire to revoke or change a previously executed proxy may do so at any time before it is voted, by written notice to Escalade's Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. Copies of Escalade's proxy statement relating to the Annual Meeting are available on the Securities and Exchange Commission's website at www.sec.gov or by contacting Escalade at (260) 569-7208.


                                       By order of the Board of Directors

                                             TERRY D. FRANDSEN

                                       V.P. Finance, CFO & Secretary


Wabash, Indiana                                                   April 19, 2006